UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2017 (September 11, 2017)

Telaria, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35982	20-5480343
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1501 Broadway, 8th Floor
New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 723-5300

Tremor Video, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 11, 2017, we filed an amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to change our name from “Tremor Video, Inc.” to “Telaria, Inc.” (the “Name Change”). The amendment was unanimously approved by our Board of Directors. A copy of the amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference.

The Name Change became effective as of the close of business on September 11, 2017.   In connection with the Name Change, our common stock will begin being traded under a new New York Stock Exchange symbol, “TLRA,” at the opening of trading on September 26, 2017.  The Company’s new CUSIP number is 879181 105.

In connection with the Name Change, we changed our website address to www.telaria.com.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

The following exhibit is filed herewith:

Exhibit No.	Description

3.1	Certificate of Amendment to Certificate of Incorporation.

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to Certificate of Incorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELARIA, INC.

Dated: September 12, 2017	By:	/S/ Aaron Saltz
Aaron Saltz
General Counsel and Secretary